UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2023
___________

DYNEX CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Virginia	1-9819		52-1549373
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)
4991 Lake Brook Drive, Suite 100
Glen Allen, Virginia			23060-9245
(Address of principal executive offices)			(Zip Code)
	(804)	217-5800
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DX	New York Stock Exchange
6.900% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share	DXPRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Dynex Capital, Inc. (the “Company”) held its annual meeting of shareholders on May 18, 2023 (the “2023 Annual Meeting”), at which five proposals were submitted to the Company’s shareholders. The proposals are described in detail in the Company’s proxy statement for the 2023 Annual Meeting filed with the Securities and Exchange Commission on April 5, 2023 (the “2023 Proxy Statement”). A quorum of the Company’s common shares was present for the 2023 Annual Meeting, and the final results for the votes regarding the proposals are set forth below.

Proposal 1 - Shareholders elected six directors of the Company to hold office until the next annual meeting and until their successors have been elected and duly qualified. The name of each director elected and the votes cast for such individuals are set forth below:

Name	For	Against	Abstentions	Broker Non-Votes
Byron L. Boston	20,313,899	539,822	283,253	18,391,224
Julia L. Coronado, Ph.D.	20,260,894	603,996	272,085	18,391,224
Michael R. Hughes	20,146,601	702,211	288,163	18,391,224
Joy D. Palmer	20,287,628	565,645	283,702	18,391,224
Robert A. Salcetti	20,227,344	619,740	289,891	18,391,224
David H. Stevens	20,234,322	612,976	289,677	18,391,224

Proposal 2 - Shareholders approved, in an advisory and non-binding vote, the compensation of the Company’s named executive officers as disclosed in the 2023 Proxy Statement. The votes regarding Proposal 2 were as follows:

For	Against	Abstentions	Broker Non-Votes
18,843,275	1,717,905	575,795	18,391,224

Proposal 3 - Shareholders approved, in an advisory and non-binding vote, the frequency of future advisory votes on the compensation of the Company’s named executive officers. The votes regarding Proposal 3 were as follows:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
19,945,334	295,453	538,115	358,073	18,391,224

In light of the shareholder vote on Proposal 3, and consistent with the recommendation of the Company’s Board of Directors with respect to Proposal 3, the Company will include an advisory and non-binding shareholder vote on the compensation of the Company’s named executive officers in its proxy materials once every year until the next required vote on the frequency of shareholder votes on the compensation of the Company’s named executive officers or the Board of Directors otherwise determines that a different frequency for such advisory votes is in the best interests of the shareholders of the Company.

Proposal 4 – Shareholders approved a proposal to ratify the Company’s selection of BDO USA, LLP, independent certified public accountants, as auditors for the Company for the 2023 fiscal year. The votes regarding Proposal 4 were as follows:

For	Against	Abstentions	Broker Non-Votes
38,293,330	715,954	518,915	—

Proposal 5 – Shareholders approved an amendment to the Company’s Articles of Incorporation to increase the number of shares of common stock authorized. The votes regarding Proposal 5 were as follows:

For	Against	Abstentions	Broker Non-Votes
33,728,383	4,683,819	1,115,997	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEX CAPITAL, INC.

Date:	May 22, 2023	By:	/s/ Robert S. Colligan
Robert S. Colligan
Executive Vice President, Chief Financial Officer and Secretary (Principal Financial Officer)